                                                                   Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in the Oakwood Homes Corporation Annual Report on Form 10-K for the year ended September 30, 1996, into the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-31441) of Oakwood Mortgage Investors, Inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Allen, Pritchett & Bassett, LLP
Allen, Pritchett & Basset, LLP
Tifton, Georgia
July 30, 1997